Exhibit 10.33
CONSULTING AGREEMENT
     THIS CONSULTING AGREEMENT (“Agreement”) is entered into as of the 1st day of January, 2011 (the “Effective Date”), by and between Spirit AeroSystems, Inc. (the “Company”) and Ronald C. Brunton (the “Consultant”).
     W I T N E S S E T H: That;
     WHEREAS, the Consultant has been a valuable executive employee of the Company, having served in several Executive roles, including Chief Operations Officer; and
     WHEREAS, the Consultant has retired from employment with the Company and has provided valuable services to the Company throughout his career; and
     WHEREAS, the Company desires to engage the Consultant to continue to provide post-retirement consulting services for the Company on the terms and conditions set forth herein.
     NOW, THEREFORE, on the basis of the foregoing premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:
     1. Consulting Services. During the term of this Agreement, the Consultant agrees to provide such consulting services for the Company as the Company may reasonably request, including, but not limited to, making available to the Company knowledge, information, and skills developed or acquired by the Consultant during the Consultant’s employment with the Company. There will be no fixed time or schedule for the performance of consulting services by the Consultant, and the Consultant generally will determine the appropriate time, place, and manner of performing consulting services. But the Consultant agrees to use reasonable efforts to be available by phone or in person for the performance of services, as reasonably requested by the Company, and the Consultant will (absent unforeseeable circumstances) perform consulting services at any times or places agreed in advance by the Consultant and the Company. The Company will make reasonable office space and administrative support available to the Consultant in connection with the performance of consulting services.
     2. Term and Termination. The initial term of this Agreement will begin on the Effective Date and will end on the one-year anniversary of the Effective Date. The Company will have the option to renew the Agreement for an additional one-year term (a “renewal term”), if the Company notifies the Consultant at least thirty days before the end of the initial term that the Agreement will be renewed. The Agreement will terminate upon the earliest to occur of the following: (i) mutual written agreement of the parties; (ii) the end of the initial term, if the Agreement is not renewed; (iii) the end of the renewal term, if the Agreement is renewed; (iv) the death or permanent disability of the Consultant; (v) notice from the Company to the Consultant that one or more of the conditions precedent set forth in Section 4 of this Agreement has not been satisfied; or (vi) material breach of the Agreement by either party, if such breach is not substantially cured within 10 days after the non-breaching party gives written notice of the breach to the breaching party.

     3. Compensation and Expenses. For all consulting services to be performed by the Consultant pursuant to this Agreement, the Company will pay the Consultant $6,000.00 per month (less authorized withholdings, if any) for each month during the term of the Agreement. If the performance of consulting services for the Company requires the Consultant to incur out-of-pocket expenses (e.g., travel expenses), such expenses will be reimbursed by the Company in accordance with the Company’s policies and practices, so long as (i) such expenses are reasonable, and (ii) request for reimbursement of such expenses is made in writing and is supported by adequate substantiation, as determined by the Company. Travel expenses and any single item in excess of $250 will be reimbursed only if approved in advance by the Company.
     4. Conditions Precedent. The Consultant acknowledges and agrees that (i) satisfaction of the requirements set forth in this Section will be a condition precedent to the Company’s obligation to pay the Consultant compensation in accordance with this Agreement, and (ii) if the Consultant fails to satisfy any of these requirements, no further amounts will be payable under the Agreement and the Company may, at its option and upon notice to the Consultant, immediately terminate the Agreement.
          (a) Non-Compete. During the term of this Agreement, the Consultant will not, without the Company’s written consent, anywhere in the world, directly or indirectly, own, be employed by, solicit sales for, invest in, participate in, advise, consult with, or otherwise be connected in any way with any business or entity that is engaged, in whole or in part, in any business that is competitive with the business of the Company (or any portion thereof), except for the exclusive benefit of the Company. Holding, directly or indirectly, not greater than two percent of the outstanding securities of a company listed on or through a national securities exchange will not, by itself, violate this requirement.
          (b) Non-Solicitation. During the term of this Agreement, the Consultant will not, without the Company’s written consent, directly or indirectly, solicit or take any action to induce any employee to quit or terminate their employment with the Company or the Company’s affiliates.
          (c) Confidentiality. The Consultant will not breach the duty of confidentiality set forth in Section 5 of this Agreement.
          (d) Other Rights Preserved. Nothing in this Section eliminates or diminishes rights that the Company may have with respect to the subject matter hereof under other agreements, the governing statutes, or under provisions of law, equity, or otherwise. Without limiting the foregoing, this Section does not limit any rights the Company may have under any agreement with the Consultant regarding trade secrets or confidential information.
     5. Confidentiality. The Consultant will not, at any time (before, during, or after the term of this Agreement), use (other than for the benefit of the Company) or disclose to any other person or business entity proprietary or confidential information concerning the Company, the Company’s parent, or any of their affiliates, or the Company’s, the Company’s parent’s, or any of their affiliates’ trade secrets or inventions of which the Consultant has gained knowledge either during the Consultant’s employment with the Company or during the term of this

Agreement. This paragraph will not apply to any such information that (i) the Consultant is required to disclose by law; (ii) has been otherwise disseminated, disclosed, or made available to the public; or (iii) was obtained after the term of this Agreement from some source other than the Company, which source was under no obligation of confidentiality.
     6. Status of Relationship. The Consultant will be an independent contractor of the Company with respect to the consulting services performed under this Agreement. The Consultant will not have the authority to incur any obligations or liabilities on behalf of the Company, and the Consultant will not be entitled to any employment status, benefits, or rights the Company may provide from time to time to its employees (other than those benefits, if any, that are available to the Consultant as a former employee of the Company). The Consultant will provide the Company with a properly completed IRS Form W-9 and such other forms or documents as the Company may reasonably request in connection with the reporting of payments made to the Consultant for consulting services.
     7. Assignment. The rights and obligations of the Company under this Agreement will be assignable to, will inure to the benefit of, and will be binding upon, the Company’s successors and assigns. The Consultant will not have the right to assign any of the rights or obligations contained in this Agreement.
     8. Miscellaneous. This Agreement may be amended only in a writing signed by all of the parties. The waiver by any party of a breach of any provision of this Agreement will not operate as, nor be construed as, a waiver of any subsequent breach hereof. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or understandings pertaining thereto. This Agreement will be governed by and construed in accordance with the laws of the State of Kansas.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

SPIRIT AEROSYSTEMS, INC.

By:	/s/ Gloria Farha Flentje	/s/ Ronald Brunton
Name: Gloria Farha Flentje
Title: Senior Vice President of Corporate
Administration and Human Resources
	“Company”	“Consultant”